PETMED EXPRESS, INC.

QUARTER AND YEAR ENDED MARCH 31, 2014

CONFERENCE CALL TRANSCRIPT

MAY 5, 2014 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Inc., doing business as 1-800-PetMeds conference call to review the financial results for the fourth fiscal quarter and fiscal year ended on March 31, 2014.  At the request of the Company this conference is being recorded.  Founded in 1996, 1-800-PetMeds is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats direct to the consumer.  1-800-PetMeds markets its products through national television, on-line, direct mail, and print advertising campaigns, which direct consumers to order by phone or on the Internet and aim to increase the recognition of “PetMeds” family of brand names.  1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery.  At this time I would like to turn the call over to the Company's Chief Financial Officer, Mr. Bruce Rosenbloom. You may begin, sir.

Bruce Rosenbloom:

Thank you. I would like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen-only until the question and answer session which will be later in the call.  Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties.  These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions.  Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission.  Now let me introduce today's speaker, Mendo Akdag, President and Chief Executive Officer of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you, Bruce. Welcome, everyone. Thank you for joining us. Today we will review the highlights of our financial results. We'll compare our fourth fiscal quarter and fiscal year ended on March 31, 2014 to last year's quarter and fiscal year ended on March 31, 2013.

For the fourth fiscal quarter ended on March 31, 2014 our sales were $48.6 million compared to sales of $51.1 million for the same period the prior year, a decrease of 4.9%.  For the fiscal year ended on March 31, 2014 sales were $233.4 million compared to $227.8 million for the prior fiscal year, an increase of 2.4%.  The sales for the quarter were negatively impacted by the cold and difficult weather conditions. The average order was approximately $77 for the quarter, compared to $75 for the same quarter the prior year, and it was $75 for the fiscal year, compared to $73 for the prior fiscal year. The increase in average order value was mainly due to a change in product mix to higher priced items.

For the fourth fiscal quarter net income was relatively flat at $4.5 million, or $0.23 diluted per share, compared to $4.6 million, or $0.23 diluted per share, for the same quarter the prior year.  For the fiscal year, net income was $18.0 million or $0.90 diluted per share, compared to $17.2 million, or $0.86 diluted per share a year ago, an increase to earnings per share of 4.7%.

Reorder sales decreased by 3.4% to $41.0 million for the quarter compared to reorder sales of $42.4 million for the same quarter the prior year. The cold weather negatively impacted the quarter.  For the fiscal year reorder sales increased by 3.5%, to $191.2 million compared to $184.8 million for the prior year.

Exhibit 99.1 Page 1 of 7

New order sales decreased by 11% to $7.7 million for the quarter compared to $8.7 million for the same period the prior year. For the fiscal year new order sales decreased by 1.9%, to $42.2 million compared to $43.0 million for the prior year. The decrease for the quarter was mainly due to an increase in customer acquisition costs.  We acquired approximately 107,000 new customers in our fourth fiscal quarter compared to 125,000 for the same period the prior year, and we acquired approximately 597,000 new customers in the fiscal year compared to 630,000 for the prior year.

For the quarter, approximately 80% of our sales were generated on our website compared to 79% for the same period the prior year, and for the year it was 79% compared to 77% for the prior year.  The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons with fall and winter being the off-seasons.

For the fourth fiscal quarter our gross profit as a percent of sales improved to 35.9% compared to 35.7% for the same period a year ago. For the fiscal year our gross profit as a percent of sales was 33.3% compared to 33.9% for the prior year.  The percentage increase for the quarter was mainly due to a cost reduction in certain brands. The percentage decrease for the fiscal year can be attributed to increases in product costs and additional discounts given to customers.

Our general and administrative expenses, as a percent of sales, were 10.0% for the quarter compared to 10.1% for the same quarter the prior year. For the fiscal year the G&A was at 9.2% compared to 9.5% for the prior year. We were able to leverage the G&A.

For the quarter we spent $5.3 million in advertising compared to $5.6 million for the same quarter the prior year, a decrease of about 5.0%. For the fiscal year, our spending was relatively flat at $27.2 million for advertising compared to $27.4 million for the prior fiscal year.  Advertising cost of acquiring a customer for the quarter was approximately $49 compared to $44 for the same quarter the prior year, and for the fiscal year it was $46 compared to $44 for the prior fiscal year. The increase was due to higher costs and softer demand.

We had $33.8 million in cash and short-term investments, and $35.7 million in inventory with no debt as of March 31, 2014. The increase in inventory was due to promotional buying opportunities.  Net cash from operations for the fiscal year was $13.5 million compared to $13.3 million for the prior fiscal year.

This ends the financial review. Operator, we are ready to take questions.

Coordinator:

We will now begin the question and answer session, if you would like to ask a question please press star 1. You will be prompted to record your name. To withdraw your question you may press star 2. Again press star 1 to ask a question. And one moment please for our first question.  And our first question comes from Kevin Ellich with Piper Jaffray. You may ask your question.

Kevin Ellich:

Good morning. Mendo, just wanted to go back, did you say new customers added during the quarter was 107,000? Is that right?

Mendo Akdag:

That is correct, yes.

Kevin Ellich:

Okay, so looking at customer acquisition costs coming in at $49 it looks like the last couple quarters we've seen it grow over 10%. It was up by, you know, about 12% - 13% last quarter. You know, is this kind of the pace of growth? Is it going to increase this much going forward? And I guess what are you guys expecting?

Mendo Akdag:

Overall we are anticipating the cost per impression to go up slightly in the current fiscal year, but the last two quarters you have to take into account that it was our off-peak season and most of the increase was due to higher costs and also some of it for softer demand.

Kevin Ellich:

So when you say up slightly are we talking low single digits or can you help us out there?

Exhibit 99.1 Page 2 of 7

Mendo Akdag:

As far as the cost, high single digits.

Kevin Ellich:

High single digits, got it. Okay.

Mendo Akdag:

Yes.

Kevin Ellich:

That's helpful. And then you did a good job on the gross margin improvement. In the press release you called out, you know, certain products where you saw cost reductions. Is there any category or specific product line you can talk about where you guys saw those improvements?

Mendo Akdag:

We're not going to comment on that due to competitive reasons.

Kevin Ellich:

Okay, and then do you expect though, you know, gross margins to stay at these levels or, you know, how should we think about that as we adjust our models?

Mendo Akdag:

It should follow the similar trend as the last year. It's typically lower in the June quarter. On the peak season I should say, usually our gross profit is lower due to product mix. It should follow the same trend as it did quarter to quarter the last fiscal year. We're going to attempt to keep it the same, and attempt to improve it, but market conditions will also impact it; depends on how competitive the pricing is in the market.

Kevin Ellich:

Got it. Two last quick questions for me. One, weather, you called it out in the press release again due to, you know, the cold winter and maybe delayed flea and tick season and heartworm but have you seen any pick up here in April? And did weather cause any delay in shipments during the quarter?  And then lastly, in 2015 you called out planning to focus on new order sales. Is there anything specifically you plan to implement or strategically, what are you going to do to drive new order sales? Thanks.

Mendo Akdag:

I'll start with your last question. As far as focusing on new order sales we're putting more resources on it to attempt to improve it so we're going to launch a new campaign; we’ll see how that performs.  As far as the quarter is concerned there were - time to time - there were some shipping delays due to the difficult weather conditions.

Kevin Ellich:

And then have you seen a pickup here in April now that we are kind of right in the heart of flea and tick, heartworm season.

Mendo Akdag:

For me to comment on the current quarter could be misleading since we still have two more months to go so we prefer to talk about the current quarter in July.

Kevin Ellich:

Fair enough. Thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Our next question comes from Michael Kupinski with Noble Financial. You may ask your question.

Michael Kupinski:

Thank you. I know last year, Mendo, that you guys did very heavy promotions, something that you were kind of outside of the box. And I was just wondering - and I know that you always do promotions, but in terms of the variances in terms of the promotions this year versus last year were the promotions just not as effective or what do you feel - what were your thoughts in terms of the promotions versus this year versus last year?

Mendo Akdag:

We are going to - are you talking about the last fiscal year or are you talking about the current fiscal year?

Michael Kupinski:

The last fiscal fourth quarter last year versus this year.

Mendo Akdag:

Our promotions were similar to the prior year, it wasn't much different. We had a little bit more but it was fairly similar.

Exhibit 99.1 Page 3 of 7

Michael Kupinski:

Okay. When I look across the landscape on your various flea and tick products available on the Internet it seems that you're not the lower-priced option. I was just wondering if you can chat a little bit about the price competition that's in the marketplace? And if you can also talk to me a little bit about in terms of customers what they're looking for when they go on the Internet. Are they looking for convenience or are they looking for price?

Mendo Akdag:

Depends on the customer obviously. Certain portion of the customers are going to be looking for convenience; a certain portion are going to be looking for price or both.  But flea and tick topicals are very competitive and the market is crowded and it has been for a while. We believe - we do survey the market - we believe overall we’re competitive.

Michael Kupinski:

And with the advertising spending down in the last quarter are you reviewing the content or is this solely a function of the price of the - of sort of the advertising right now versus revenue return?

Mendo Akdag:

With the content I assume you're talking about the creatives that we are using?

Michael Kupinski:

Yes. Yes.

Mendo Akdag:

Yes, we are reviewing the creatives, we put additional resources into it so will be testing different creatives and even different stations and media to see if we can improve new order sales.

Michael Kupinski:

And would that be in - do you think that that would be effective in this quarter where you would see that? Because obviously I would think that you would want to kind of step up on the advertising a little bit if possible. So are you anticipating the advertising spend to kind of increase in the quarter?

Mendo Akdag:

We have budgeted higher dollars for the quarter but we'll see if we can spend it efficiently. Yes, we do have new creatives coming up; we're going to launch it actually next week so it depends on how it does, it may impact the quarter.

Michael Kupinski:

A kind of an off the wall question – does the extreme weather affect flea and tick sales for instance with the extreme weather and the wintry weather in the last quarter does that necessarily mean maybe that flea and ticks are not as prominent in the season because of the winter weather? I'm just kind of want to know...

Mendo Akdag:

Yes of course it does, yes.

Michael Kupinski:

Yeah, so in other words the flea and tick is not going to be as severe, in other words right?

Mendo Akdag:

That is correct yes.

Michael Kupinski:

Okay. Alright that's all I have thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. The next question comes from Erin Wilson with Bank of America. You may ask your question.

Erin Wilson:

Great thanks. As it relates to product procurement can you speak to the potential implications of industry consolidation with Eli Lilly and Novartis combining here particularly in light of the fluctuations I guess that you saw with Novartis recalls historically?

Mendo Akdag:

Our vendor relationships are confidential and proprietary so I'm not at liberty to comment on that.

Erin Wilson:

Right, but what historically, has been the implications of broader industry consolidation from a vendor standpoint?

Exhibit 99.1 Page 4 of 7

Mendo Akdag:

It has not had much of an impact so far but that doesn't mean that will not be the case going forward.

Erin Wilson:

Okay, and looking at your cash conversion cycle inventories were significantly higher sequentially and year-over-year. Would this be a function of seasonality or attributable to some sort of fundamental shift or is this just opportunistic inventory build in the quarter?

Mendo Akdag:

Opportunistic inventory build in the quarter - when there's a cost advantage, we'll carry higher inventory.

Erin Wilson:

Okay great, and just broadly speaking where are you seeing the most competition from now or new competition? Is that the online retailers? Is it big-box retailers? Human pharmacies or the traditional vet clinic?

Mendo Akdag:

Really the competition is - on the flea and tick topicals is where the market is very competitive. And both online and big-box retailers are impacting it.

Erin Wilson:

Okay, all right thanks so much.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Our next question comes from Ross Taylor with CL King. You may ask your question.

Ross Taylor:

Hi. I know on an annual basis you typically disclose what you're mix of prescription revenues was for the year and, you know, now that the fiscal year is over I just wondered if you had that for fiscal year '14?

Mendo Akdag:

Yes we do. The prescriptions were 44% of the sales compared to 40% in the prior fiscal year.

Ross Taylor:

That's a big change. Can you talk about any, you know, product categories that, you know, really, you know, drove that mix shift?

Mendo Akdag:

There is a shift and so the prescription business grew double-digit but I'm not going to comment as far as categories are concerned.

Ross Taylor:

Okay, and somebody else might have tried to drive the - drill down into this on an earlier question but you've mentioned some cost reductions on, you know, certain brands, can you talk about, you know, kind of what general categories they were in whether it was, you know, flea and tick, you know, prescription versus OTC or anything like that.

Mendo Akdag:

Again due to competitive reasons we're not going to comment on that question.

Ross Taylor:

Okay, and, you know, final question, can you share any thoughts on, you know, what some of the new medications, you know, particularly NexGard, I mean, what kind of impact you can see that having on your business? I mean, it does look like, you know, that price point's, you know, quite a bit higher than say for a - you know, Frontline, but I just, you know, wondered how you think, you know, that might impact your business, you know, over the next two or three years?

Mendo Akdag:

It should impact it positively. It's a pill so it's more convenient for the customer compared to a topical. And so we anticipate that it will impact it positively.

Ross Taylor:

Okay, that's all my questions. Thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Your next question comes from Mitch Bartlett with Craig-Hallum. You may ask your question.

Exhibit 99.1 Page 5 of 7

Mitch Bartlett:

Yeah, I think you've tried to fend off a little of the gross margin analysis on mix. But I was just - it seems from your commentary and from what's obvious from the weather that flea and tick was probably weak in the quarter and prescriptions were strong. Can you give us a measure of how much gross margins benefited just from pure mix shift between those two broad categories?

Mendo Akdag:

Anytime the flea and tick is weak, the flea and tick, the topicals, I should say, flea and tick topicals have the lowest margin so any time that's weak, overall gross profit percent is going to benefit from it.  And you see that every year, it’s every really March quarter so you should really look at each quarter separately. If you look at prior years, it's similar results.

Mitch Bartlett:

So the full year was 4% more prescriptions; I bet the fourth quarter was a little more weighted towards prescriptions than even that 4% shift. That probably benefited the gross margin is what you're saying.

Mendo Akdag:

Somewhat, but we did better as far as the buying is concerned. There were cost reductions on certain brands during the quarter...

Mitch Bartlett:

Okay.

Mendo Akdag:

That helped it.

Mitch Bartlett:

And the inventory build probably presumably benefits from that - those opportunity buys as well for the next quarter.

Mendo Akdag:

That is correct yes.

Mitch Bartlett:

Okay, just interested in kind of the active base of customers. What has happened over the last few years? It's been a hard flog to get new customers on board and you've done a phenomenal job with the base of customers and keeping those orders. But is the total base of active customers continuing to erode a little bit, as you haven't replenished the base?

Mendo Akdag:

Slightly maybe. I would say it's pretty much flat.

Mitch Bartlett:

Just in pure activity year over year?

Mendo Akdag:

Right.

Mitch Bartlett:

Very good. Thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Again if you have a question just press star 1. Our next question comes from Anthony Lebiedzinski with Sidoti. You may ask your question.

Anthony Lebiedzinski:

Good morning. My first question is on the average order value. You said that this was a function of a change in product mix. Just wondering if you could give us some examples of some of this and also do you think this trend is sustainable in fiscal '15?

Mendo Akdag:

The trend is probably going to continue. And as I have already given the prescription business growth there's a shift to prescription.

Anthony Lebiedzinski:

Okay, that's helpful, and as far as fiscal '15, you know, your advertising budget, is it going to be allocated in a similar way to TV versus on-line and other media mix or are you looking to make any changes to how you allocate your advertising dollars in terms of whether it's maybe more on-line, maybe less TV? What are your thoughts on that?

Mendo Akdag:

It will probably be a similar mix. That's what we're planning so far.

Exhibit 99.1 Page 6 of 7

Anthony Lebiedzinski:

Okay.

Mendo Akdag:

Our marketing approach has been, you know, multichannel and the channels complement each other and it's difficult to shift dollars to other channels in a cost-effective manner.

Anthony Lebiedzinski:

Okay, and, you know, lastly can you give us any update on a new facility? I know the current facility that you're in the lease expires - the lease expires next year. Have you made a decision where you'll move or is that still something you're working on?

Mendo Akdag:

We're going to delay it - it looks like by about a year to 18 months.

Anthony Lebiedzinski:

Okay, so you're going to sign a lease extension on your current facility?

Mendo Akdag:

That is correct, yes.

Anthony Lebiedzinski:

Okay thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our final question comes from Kevin Ellich with Piper Jaffray. You may ask your question.

Kevin Ellich:

Mendo, two last questions here. Going back to the last question on the delay of the new facility I guess what led you guys to delay this by a year to 18 months? And then the other question I had with the new products coming to market like NexGard and Apoquel which is on backorder now, I guess, how confident are you that you'll be able to obtain adequate supply once manufacturing capacity is back online since I think some of these new products have track and trace technology?

Mendo Akdag:

The first question, as far as the delay is concerned, we are working on upgrading our software. And we did not want to also make a move at the same time so that's the reason for the delay; we're going to do one at a time.  As far as your next question is concerned so far we have been able to get - our history has been we've been able to get the product but that doesn't mean we're not going to have challenges going forward.

Kevin Ellich:

Got it. Thank you.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you, and at this time I'll turn the call back over to Mendo Akdag.

Mendo Akdag:

Thank you. For the fiscal year 2015 we are focusing on improving our new order sales. This wraps up today's conference call. Thank you for joining us. Operator, this ends the conference call.

END

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